Exhibit 10.9

ENZYMOTEC LTD.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

DATED SEPTEMBER 22, 2013

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of the 22nd of September, 2013, by and among Enzymotec Ltd., an Israeli company (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and collectively “Investors”.

RECITALS

WHEREAS, the Investors are the holders of all of the issued and outstanding Preferred A Shares of the Company, nominal value NIS 0.01 each (“Preferred A Shares”), Preferred B Shares of the Company, nominal value NIS 0.01 each (“Preferred B Shares”), Preferred B1 Shares of the Company, nominal value NIS 0.01 each (“Preferred B1 Shares”) and Preferred B2 Shares of the Company, nominal value NIS 0.01 each (“Preferred B2 Shares”, and together with the Preferred A Shares, the Preferred B Shares and the Preferred B1 Shares, the “Preferred Shares”).

WHEREAS, the Investors are party to that certain Investors’ Rights Agreement dated September 27, 2011 setting forth certain matters regarding their ownership of shares of the Company.

WHEREAS, the requisite majority of the Investors wish to amend and restated such agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.          Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Articles of Association” means the articles of association of the Company, as may be amended from time to time.

“Business Day” means any day that is not a Friday, Saturday, Sunday or any other day on which banks are required or authorized to be closed in The City of New York or in the State of Israel

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstance in which they are made, not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

“Deemed Liquidation” has the meaning assigned to it in the Articles of Association.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to a SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first public offering pursuant to a registration statement under the Securities Act or of other similar securities law of another jurisdiction.

“Ordinary Registrable Securities” means the Ordinary Shares held by each Investor at the time of the IPO.

“Ordinary Shares” means the Ordinary Shares of the Company, NIS 0.01 nominal value each.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 5% of the issued and outstanding share capital of the Company.

“Permitted Transferee” means (i) in the case of an individual Shareholder - a spouse, parents, child, brother, sister or trustee of the shareholder (or his/her spouse) and any corporate entity which is controlled by him/her; (ii) in the case of any incorporated Shareholder - an entity that controls, is controlled by, or is under common control with such incorporated shareholders, and (iii) in case of any Shareholder which is a limited or general partnership - its partners, affiliated partnerships managed by the same management company or managing (general) partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing (general) partner). In addition to the above: (i) BIP, Glenrock, Vintage, M-4, Israel Secondary Fund (ISR) L.P., Israel Secondary Investments (BVI) L.P. and Plason shall be deemed a Permitted Transferee of MMT; (ii) Ochmanit the Economic Union for Maanit Agricultural Cooperative Society Ltd, reg. no. 57-004138-4, Kibbutz Maanit, reg. no. 57-000302-0, Hamanit (Maanit members) Ltd., reg. no. 51-331237-1, Rakefet 2012 (Maanit members) Ltd., reg. no. 51-484277-2, Manof Ia limited partnership, reg. no. 55-023402-5, and Manof Ib limited partnership, reg. no. 55-023403-3 (including any entity that is a partner and/or investor in such limited partnership(s)) shall each be deemed a Permitted Transferee of Galam Ltd. and/or of Galam Management and Marketing Agricultural Cooperative Society Ltd., reg. no. 57-004137-6 and/or of each other and (iii) all the entities which are part of the XT Group (as defined below) will be Permitted Transferees of each other. The “XT Group” shall mean: the direct and indirect shareholders and subsidiaries of XT Hi-Tech Investments (1992) Ltd. (formerly Ofer Hi-Tech Investments Ltd.), as well as the beneficial owners of the shares of such shareholders..

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Registrable Securities” means all Registrable Securities issued or issuable upon conversion of the Preferred Shares.

“Qualified IPO” or “QIPO” means an IPO at a Company’s pre-money valuation of at least US$50,000,000 (fifty million US dollars) and generating net proceeds to the Company of at least US$10,000,000 (ten million US dollars).

“Registrable Securities” means (i) the Ordinary Registrable Securities; (ii) the Preferred Registrable Securities; (iii) any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors prior to the closing of the IPO; and (iv) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i)-(iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 4.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement. The Registrable Securities held by each Investor as of the date hereof are set forth on Schedule A hereto.

“Registrable Securities then Outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(b)(1)” means Rule 144(b)(1) promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1  Demand Registration.

(a)   Form S-1/F-1 Demand. If at any time after the closing of the IPO, but subject to the terms of any “lock-up agreement” entered into with an underwriter (unless waived by such underwriter), the Company receives a request from Holders of a majority of the Registrable Securities then Outstanding, that the Company file a Form S-1 (or any comparable successor form or similar form available to foreign issuers, such as Form F-1, if available) registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least US$ 5,000,000, then the Company shall (i) within ten (10) business days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 (or any comparable successor form or similar form available to foreign issuers, such as Form F-1, if available) registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)          Form S-3/F-3 Demand. If at any time when it is eligible to use a Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) registration statement, the Company receives a request from Holders of a majority of the Registrable Securities then Outstanding, that the Company file a Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, of at least US $1,000,000, then the Company shall (i) within ten (10) business days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chairman of the Board of Directors stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered.

(d)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred and eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request or has effected another registration pursuant to Section 2.1(b) within the ninety (90) day period immediately preceeding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders (i) withdraw their request for such registration (except, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information), (ii) elect not to pay the registration expenses therefor, and (iii) forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2  Company Registration.

(a)   Other than in connection with the IPO, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement, other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than ten (10) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such Registration Statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggy-Back Underwritten Offering as to which such withdrawal was made. The notice required to be provided to Holders shall be provided on a Business Day. Each such Holder shall then have seven (7) days after receiving such notice to request in writing to the Company inclusion of Registrable Securities in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Piggy Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any Registration Statement of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggy-Back Underwritten Offering.

(b)   Unless the Company qualifies as a WKSI, (i) the Company shall give each Holder ten (10) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within seven (7) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Securities”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.2(a) unless such Holder provided such notice to the Company pursuant to this Section 2.2(b) and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12)-month period.

(c)   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3  Underwriting Requirements.

(a)          If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be in the following order of priority: first, the Holders of Preferred Registrable Securities shall be entitled to register all of the Preferred Registrable Securities requested to be registered by them (pro rata to the respective number of Preferred Registrable Securities held by such Holders); second, the Holders of remaining Registrable Securities shall be entitled to register all of the Registrable Securities requested to be registered by them (pro rata to the respective number of Registrable Securities held by such Holders); third, if remaining, securities which the Company wishes to register for its own account; and fourth, if remaining, any other securities of the Company.

(b)          In connection with any offering involving an underwriting of shares of the Company’s share capital pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters, in their reasonable discretion, determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company, in their sole discretion, determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the number of shares of securities that are entitled to be included in the registration shall be allocated in the following order of priority: first, the Company shall be entitled to register all of the securities the Company wishes to register for its own account, subject to the provisions of Section 2.2; second, if remaining, the Holders of Preferred Registrable Securities shall be entitled to register such number of Preferred Registrable Securities requested to be registered by them (pro rata to the respective number of Preferred Registrable Securities held by such Holders); third, if remaining, the Holders of remaining Registrable Securities shall be entitled to register such number of Registrable Securities requested to be registered by them (pro rata to the respective number of Registrable Securities held by such Holders); and fourth, if remaining, any other securities of the Company held by other shareholders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder, such Holder and the Permitted Transferee of such Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities held by all Persons included in such “selling Holder,” as defined in this sentence.

(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4  Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders participating in such registration such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions, in each case where it would not otherwise do so but for this Section 2.4(d);

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)         promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or the Selling Holders Counsel, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(i)           notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k)          use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the reasonable needs of the Company’s businesses and the reasonable requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering; and

(l)           use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

2.5  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6  Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holders Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then Outstanding agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf and each Holder shall bear and pay the fees and disbursements of counsel for such Holder (except the Selling Holders Counsel).

2.7  Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8  Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder; and provided further that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel retained by the indemnifying party who shall be reasonably satisfactory to the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(e)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(f)          The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9  Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available), the Company shall:

(a)          make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (or any comparable successor form or similar form available to foreign issuers, such as Form F-3, if available) (at any time after the Company so qualifies to use such form).

2.10  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder: (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) to demand registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 4.9, and provided, further, that the Company may enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings.

2.11  “Market Stand-Off” Agreement. In connection with a registration pursuant to Section 2.1 or 2.2, each Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or other offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO, or (y) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90 or 180-day (as applicable) lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders, in the case of the IPO, only if all officers, directors, and shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares) are subject to the same restrictions, and in the case of another offering, only if all officers, directors and the other Holders are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.

2.12 Restrictions on Transfer.

(a)          The Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)          Each certificate or instrument representing (i) the Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)          The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with SEC Rule 144. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)          the closing of a Deemed Liquidation;

(b)          when such Holder holds less than 5% of the outstanding Ordinary Shraes of the Company and all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144(b)(1).

2.14 Legending of Share Register and Book Entry Notifications.

(a)          Each share certificate issued by the Company and representing an Ordinary Registrable Security or Preferred Registrable Security shall bear the following legend:

The shares represented hereby and are subject to certain obligations under an Amended and Restated Investors’ Rights Agreement, dated September 22, 2013, among Enzymotec Ltd. and the other parties thereto. For the purpose of such agreement, these shares are [Ordinary Registrable Securities][Preferred Registrable Securities].

(b)    In the event of any transfer of Registrable Securities subject to such a notation in a transaction pursuant to which registration rights are assigned in accordance with Section 4.1, the Registrable Securities held by the transferee following such transfer shall also bear such legend. The notation may be removed at the request of the Company to its transfer agent (a) in the event of a transfer in which registration rights are not assigned to the transferee in accordance with Section 4.1, or (b) following the termination of registration rights in accordance with Section 2.13, or in case such securities are otherwise no longer Registrable Securities.

3.   Information and Observer Rights.

3.1  Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company:

(a)          as soon as practicable, but in any event within ninety (90) days (or within sixty (60) days, in case one of the Major Investors so request in writing pursuant to a regulatory requirement imposed on such investor) after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year setting forth in comparative form the figure for the previous fiscal year, all in reasonable detail; and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing, who are among the “Big-4” accounting firms, selected by the Company and approved by the Company’s Board of Directors;

(b)          as soon as practicable, but in any event within sixty (60) days (or within forty-five (45) days, in case one of the Major Investors so request in writing pursuant to a regulatory requirement imposed on such investor) after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter, all prepared in accordance with U.S. GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with U.S. GAAP);

(c)          as soon as practicable, but in any event fifteen (15) days before the end of each fiscal year, a budget and operating plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such quarters and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(d)          a monthly cash flow report in such format as shall be determined by the Company, Galam Ltd., XT Hi-Tech Investments (1992) Ltd. and Millennium II Materials Technology Fund L.P.;

(e)          with respect to the financial statements called for in Section 3.1(b) above, and only to the extent that one of the Major Investors so request in writing pursuant to a regulatory requirement imposed on such investor, an instrument executed by the chief financial officer or chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(f)          such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2  Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company and after providing a reasonable prior written notice to the Company, as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3  Termination of Information. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of an Qualified IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

3.4  Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including, without limitation, notice of the Company’s intention to file a registration statement), unless such confidential information: (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees in writing to be bound by the provisions of this Section 3.4; (iii) in connection with periodic reports to its shareholders, partners, affiliates, or members, each Investor may provide summary information regarding the Company's financial information in such reports, as long as such shareholders and partners are advised that such information is confidential but may not annex to such reports the full financial information to be provided hereunder by the Company; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.   Miscellaneous.

4.1  Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is a Permitted Transferee of the Holder; or (ii) after such transfer, holds at least 8,000 Registrable Securities (as adjusted for any share split, share dividend, bonus share issuance, recapitalization or similar transaction); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee that is a permitted Transferee shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2  Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

4.3  Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4  Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5  Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.5.

4.6  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 66.67% of the Registrable Securities then Outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7  Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8  Aggregation of Shares. All shares of Registrable Securities held or acquired by Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Permitted Transferees may apportion such rights as among themselves in any manner they deem appropriate.

4.9  Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional preferred shares of the Company after the date hereof, any purchaser of such preferred shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.10  Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.11  Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.12  Acknowledgment. The Company acknowledges that the Investors review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Subject to Section 3.4 (Confidentiality), nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company and such investments shall not cause the Investors to be deemed competitors for the purpose of this Agreement.

4.13  Application in Other Jurisdictions. The Parties hereby acknowledge and Agree that the provisions of this Agreement shall be in force and effect and apply to any registration of the Company’s securities (including, without limitation, the Registrable Securities) in any other jurisdiction and undertake to take reasonable actions to cause this Agreement to become effective and apply to such other jurisdiction, mutatis mutandis.

[Signature Page to Follow]

[Amended and Restated Investors’ Rights Agreement – Company’s Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Enzymotec Ltd.

By :	/s/ Oren Bryan
Name:	Oren Bryan
Title:	Chief Financial Officer

[Amended and Restated Investors’ Rights Agreement – Investors’ Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Yossi Peled
GALAM LTD.

	Name:	Yossi Peled
	Title:	Managing Director

/s/ Yossi Peled
GALAM MANAGEMENT AND MARKETING AGRICULTURE COOPERATIVE SOCIETY.

Name:	Yossi Peled
Title:

/s/ Yoav Doppelt
XT HI-TECH INVESTMENTS (1992) LTD.

Name:	Yoav Doppelt
Title:	CEO

/s/ Zwi Vromen /s/ Nir Belzer
MILLENNIUM II MATERIALS
TECHNOLOGY FUND L.P.

Name:	Zwi Vromen Nir Belzer
Title:	Managing Partners

/s/ Ignacio Aranguren-Trellez
ARANCIA INTERNATIONL, INC.

Name:	Ignacio Aranguren-Trellez
Title:	President

[Amended and Restated Investors’ Rights Agreement – Investors’ Signature Page]

/s/ Leon Recanati
GLENROCK ISRAEL LTD.

Name:	Leon Recanati
Title:	Chairman and CEO

/s/ Bruno Lambert /s/ Natalia Sutugina
BIP VENTURE PARTNERS SA, SICAR

Name:	Bruno Lambert Natalia Sutugina
Title:	Chief Executive Officer Investment Director

/s/ Nir Belzer
M-4 MANAGEMENT
LIMITED PARTNERSHIP

Name:	Nir Belzer
Title:	GP Managing Partner

/s/ Alan Feld
VINTAGE VENTURE PARTNERS, L.P.

By: its general partner Vintage Ventures LP
By: its general partner Vintage Venture Fund I Ltd

Name:	Alan Feld
Title:	Managing Partner

/s/ Alan Feld
VINTAGE VENTURE
PARTNERS (ISRAEL), L.P.

By: its general partner Vintage Ventures LP
By: its general partner Vintage Venture Fund I Ltd

Name:	Alan Feld
Title:	Managing Partner

[Amended and Restated Investors’ Rights Agreement – Investors’ Signature Page]

/s/ Alan Feld
VINTAGE VENTURE PARTNERS (PARALLEL), L.P.

By: its general partner Vintage Ventures LP
By: its general partner Vintage Venture Fund I Ltd

Name:	Alan Feld
Title:	Managing Partner

/s/ Alan Feld /s/ Hagai Goldhirsch
VINTAGE VENTURE PARTNERS III (CAYMAN), L.P.

By: its general partner Vintage Ventures III LP
By: its general partner Vintage Venture Fund 3 Ltd

By:	Alan Feld Hagai Goldhirsch
Title:	President CFO

/s/ Alan Feld /s/ Hagai Goldhirsch
VINTAGE VENTUREPARTNERS III (ISRAEL), L.P.

By: its general partner Vintage Ventures III LP
By: its general partner Vintage Venture Fund 3 Ltd

By:	Alan Feld Hagai Goldhirsch
Title:	President CFO

/s/ Gilad Agmon /s/ Ofer Borovsky
PLASON LTD.

Name:	Gilad Agmon Ofer Borovsky
Title:	CEO Joint CFO

/s/ Shmuel Shilo /s/ Dror Glass
ISRAEL SECONDARY FUND (ISR) L.P.

Name:	Shmuel Shilo Dror Glass
Title:	Managing Partners

[Amended and Restated Investors’ Rights Agreement – Investors’ Signature Page]

/s/ Shmuel Shilo /s/ Dror Glass
ISRAEL SECONDARY INVESTMENTS (BVI) L.P.

Name:	Shmuel Shilo Dror Glass
Title:	Managing Partners

/s/ Joseph Tache /s/ Jacques Tache
TPY CAPITAL SA

Name:	Joseph Tache Jacques Tache
Title:	Directors

SCHEDULE A

INVESTORS

Name	Address	Ordinary Registrable Securities	Preferred Registrable Securities	Registrable Securities Issuable upon the Exercise of Warrants
GALAM LTD.		0	19,044	138
GALAM MANAGEMENT AND MARKETING AGRICULTURE COOPERATIVE SOCIETY.		8,107	68,071	550
XT HI-TECH INVESTMENTS (1992) LTD.		9,167	35,025	1,514
MILLENNIUM II MATERIALS TECHNOLOGY FUND L.P.		311	24,206	0
ARANCIA INTERNATIONAL, INC.		0	15,140	1,101
GLENROCK ISRAEL LTD.		0	569	28
BIP VENTURE PARTNERS SA, SICAR		1,372	12,835	826
M-4 MANAGEMENT LIMITED PARTNERSHIP		3,273	140	0
VINTAGE VENTURE PARTNERS, L.P.		376	103	7
VINTAGE VENTURE PARTNERS (ISRAEL), L.P.		164	110	16
VINTAGE VENTURE PARTNERS (PARALLEL), L.P.		89	35	4
VINTAGE VENTURE PARTNERS III (CAYMAN), L.P.		2,653	2,590	375
VINTAGE VENTURE PARTNERS III (ISRAEL), L.P.		1,052	1,028	148
PLASON LTD.		0	1,376	275
ISRAEL SECONDARY FUND (ISR) L.P.		0	660	132
ISRAEL SECONDARY INVESTMENTS (BVI) L.P.		0	28	6
TPY CAPITAL SA		0	8,808	1,762
ILAN LEVITEH		0	16	0

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